CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into as of Sept 01, 2020 (the "Effective Date"), between Live Inc, (the "Company"), a corporation registered in California at 315 Montgomery Street, 9th Floors, San Francisco, California 94104 and Keith Wong, 7702 E Doubletree Ranch Rd, #300, Scottsdale, AZ 85258 (the “Consultant”).

WHEREAS:

A.The Company and its subsidiaries engage in the various online software and content publication business.

B.The Company desires to retain and the Consultant agrees to be retained to provide consulting services to the Company.

Now therefore, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.ENGAGEMENT AS A CONSULTANT

1.1The Company hereby engages the Consultant to provide service for the Company;

2.TERM OF THIS AGREEMENT

2.1The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue for four years unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

3.CONSULTANT SERVICE

3.1The Consultant agrees to perform the following services:

•The Consultant shall assist the Company with the various assignments given by the Company’s Board or its representative, Keith Wong.

3.2In providing the Consulting Service, the Consultant will:

(a)comply with all applicable laws and regulations;

(b)not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

3.3The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.CONSULTANT FEE

4.1A total of 10% equity of the Company’s initial common stock capital (1,000,000 shares out of the Company’s initial 10,000,000 shares common stock) has been set aside to fund your equity compensation. The 1,000,000 shares are to be incrementally vested on the earlier of a four-year continuous service or IPO or acquisition.

4.2In the absence of an IPO or acquisition and during your service, the vesting will be monthly for an annual total of 250,000 shares per year. For example, it will be 20,833 shares each month; however, any remaining shares are vested immediately upon an IPO or acquisition.

4.3An annual consulting fee of $200,000 during your service is vested monthly and accrued for a lump sum payout upon IPO or acquisition;

4.4Either party may terminate this agreement with a 30-day notice and any vested interest is considered earned and due in accordance with the payment terms above.

5.REIMBURSEMENT OF EXPENSES

All expenses must be pre-approved by the Company beforehand.

6.TERMINATION

6.1The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)the Consultant’s committing an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)the neglect or breach by the Consultant of his material obligations or agreements under this Agreement;

6.2The Company may at its sole discretion terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant.

6.3The Consultant may terminate this Agreement at any time provided a written notice of termination has been delivered to the Company.

6.4On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated  to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

6.5Upon termination, the Consultant will not be entitled to receive any additional Consultant fee, other than those Consultant fee(s) owed by the Company up to the date of termination.

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8.PROPRIETARY INFORMATION

The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.

9.RELIEF

The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

10.INDEMNIFICATION

10.1The Consultant will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement. The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.

11.PARTIES BENEFITED; ASSIGNMENTS

11.1This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

12.NOTICES

12.1Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12. Notices shall be deemed given when delivered.

13.GOVERNING LAW

13.1This Agreement shall be governed by and construed in accordance with the laws of Arizona.

14.REPRESENTATIONS AND WARRANTIES

14.1The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15.MISCELLANEOUS

15.1This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

16.COUNTERPARTS This Agreement may be executed in any number of counterparts, copies, fax copies and each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.